Exhibit 107

Calculation of Filing Fee Tables

Form 424(b)(5)
(Form Type)

 CareTrust REIT, Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Newly Registered Shares
Fees to Be Paid	Equity	Common Stock, par value $0.01 per share	457(o) and (r)	—	—	$750,000,000 (1)	0.00015310	$114,825 (1)
Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	—		N/A
	Total Offering Amounts					$750,000,000		$114,825
	Total Fees Previously Paid							—
	Total Fee Offsets							$64,965 (2)
	Net Fee Due							$49,860

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form of Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Newly Registered Shares
Fee Offset Claims	CareTrust REIT, Inc.	424(b)(5)	333-269998	August 29, 2024		$64,965 (2)	Equity	Common Stock, par value $0.01 per share		$440,145,000
Fee Offset Sources	CareTrust REIT, Inc.	424(b)(5)	333-269998		August 29, 2024						$64,965 (2)

(1)
The registration fee is calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”), based on the proposed maximum aggregate offering price, and Rule 457(r) under the Securities Act. In accordance with Rules 456(b) and 457(r) under the Securities Act, the Registrant initially deferred payment of all of the registration fee for Registration Statement No. 333-269998, filed with the SEC on February 24, 2023 (the “Registration Statement”).

(2)
On August 29, 2024, the Registrant filed a prospectus supplement (the “2024 Prospectus Supplement”) to a base prospectus contained in the Registration Statement and concurrently submitted a filing fee of $110,700.00. The 2024 Prospectus Supplement related to the Registrant’s offer and sale from time to time of the Registrant’s common stock, par value $0.01 per share (“Common Stock”), having an aggregate gross sales price of up to $750,000,000 under an at-the-market-program (the “2024 ATM Program”). As of the date of this prospectus supplement, the 2024 ATM Program has been terminated with $440,145,000 of shares of the Registrant’s Common Stock remaining unsold under the 2024 ATM Program. Pursuant to Rule 457(p) under the Securities Act, filing fees of $64,965.40 representing the aggregate offering price of unsold securities that were initially registered pursuant to the 2024 ATM Prospectus are being offset against the $114,825.00 of registration fees due for this offering. The balance of the registration fee, $49,859.60, is being paid herewith.